UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)    February 17, 2012

TENNESSEE COMMERCE BANCORP, INC.

(Exact name of registrant as specified in its charter)

TENNESSEE	000-51281	62-1815881
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

381 Mallory Station Road, Suite 207, Franklin, Tennessee	37067
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (615) 599-2274

n/a

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.              Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed, on January 30, 2012, Tennessee Commerce Bancorp, Inc. (the “Company”) received a letter from the NASDAQ OMX Group notifying the Company that it no longer meets the continued listing requirements of the NASDAQ Stock Market, LLC (“NASDAQ”) under Listing Rules 5101, 5110(b) and IM-5101-1.  Trading in the Company’s common stock was also halted by NASDAQ on January 27, 2012 and the Company’s common stock was suspended from NASDAQ on February 8, 2012.  The Company’s common stock has not traded on NASDAQ since January 27, 2012.  On February 17, 2012, the Company received a related notification that its common stock would be delisted from NASDAQ.   NASDAQ has indicated that it will file a Form 25 with the Securities and Exchange Commission (the “SEC”) to complete the delisting process.  Delisting will become effective ten days after the Form 25 is filed with the SEC by NASDAQ.   The Company does not intend to take any action with respect to the actions taken by NASDAQ.

Item 8.01.              Other Events.

Effective on February 8, 2012, the Company’s common stock began trading on the Pink Sheets under the symbol “TNCC.PK.”  Although the Company’s common stock is currently traded on the Pink Sheets, there can be no assurance that it will continue to trade on the Pink Sheets for any particular time period.  The Pink Sheets is not a registered stock exchange company, and it is not affiliated with NASDAQ.

On February 22, 2012, the Company released “Frequently Asked Questions,” which include further information about the status of the Company and its common stock.   A copy of those questions is attached hereto as Exhibit 99.1.

Item 9.01.              Financial Statements and Exhibits.

(d) Exhibits.

99.1         Frequently Asked Questions about Tennessee Commerce Bancorp, Inc., dated February 22, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TENNESSEE COMMERCE BANCORP, INC.
(Registrant)

Date: February 22, 2012
	By:	/s/ Frank Perez
Frank Perez
Chief Financial Officer